Exhibit 99.2



                          Lease Investment Flight Trust
                        Asset Backed Notes, Series 2001-1
                         Quarterly Report to Noteholders
                               September 30, 2001

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Lease Investment Flight Trust ("LIFT") assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On June 26, 2001 (the "Closing Date"), LIFT issued $1.429.0 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in nine classes: Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1 and Class D-2. LIFT used the proceeds from the sale of the Initial Notes to pay the cash purchase price described in the following paragraph, to repay the bridge notes described later in this paragraph, to fund cash reserves and to pay transaction expenses. LIFT is authorized to issue additional notes to acquire additional aircraft. On the Closing Date, LIFT Trust-Sub 1 ("LIFT 1") issued $1,310.5 million of bridge notes to Credit Suisse First Boston Corporation. The proceeds of the bridge notes were used by LIFT 1 to pay the aircraft purchase price to General Electric Capital Corporation (the "Seller") as described below.

Also on the Closing Date, LIFT agreed with Automatic LIFT I, LP ("Automatic") to purchase LIFT 1 and its subsidiaries under a beneficial interest purchase agreement, to pay to Automatic the cash purchase price of approximately $5.5 million and to repay the bridge notes on behalf of LIFT 1. As a result, LIFT 1 became a wholly-owned subsidiary of LIFT on the Closing Date.

On the Closing Date, LIFT 1 agreed to purchase the 39 commercial jet aircraft (the "Initial Aircraft) from the Seller under an asset purchase agreement and paid the full aircraft purchase price for all 39 aircraft from the proceeds of the bridge notes. As of September 30, 2001, 34 of the 39 Initial Aircraft had been delivered to LIFT. The Seller is obligated to deliver all of the remaining Initial Aircraft or substitute aircraft meeting the criteria specified in that agreement no later than January 22, 2002. If any undelivered aircraft is significantly damaged or is destroyed before delivery, the Seller may elect either to pay over any insurance proceeds or to deliver a substitute aircraft. If an undelivered aircraft or a substitute aircraft is not timely delivered for any other reason, the Seller is required to refund a portion of the purchase price to LIFT 1.

LIFT is a special-purpose entity, which owns aircraft subject to operating leases. LIFT's business consists of aircraft leasing activities. LIFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not downgrade, qualify or withdraw their ratings on the outstanding notes as a result. LIFT's cash flows from such activities will be used to service the interest and principal on the outstanding notes and to make distributions of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by LIFT.

LIFT's ability to generate sufficient cash from its aircraft assets to service the outstanding notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. LIFT's ability to service the outstanding notes will also depend on the level of LIFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the notes requires that LIFT maintain a cash reserve balance on deposit in a collections account and permits LIFT to establish a credit facility, in order to provide a source of liquidity for LIFT's obligations.

Interest incurred by LIFT on the notes and the rental and other income received by LIFT under operating leases are based on combinations of variable and fixed measures of interest rates. LIFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the notes do not correlate to the mix of variable and fixed rents under operating leases. LIFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. LIFT utilizes an interest rate swap that shifts the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by LIFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

As of September 30, 2001, LIFT was a party to an interest rate swap agreement entered into on June 13, 2001 and which became effective on the Closing Date. The aggregate gross notional principal amount of the interest rate swap is $1,210.4 million at September 30, 2001. The notional balance of the swap will amortize over its duration, relatively consistent with the expected pay-down of the floating rate notes. Under the agreement, LIFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay LIFT a rate of interest on the notional amount based on LIBOR. On September 30, 2001, the fair value of the interest rate swap was a liability of approximately ($74.1) million compared to $11.0 million on June 30, 2001, a reduction in fair value of the derivative of $85.1 million. The change in fair value of the interest rate swap was due to changes in market interest rates.

Additional financial information regarding LIFT, including LIFT's registration statement (Registration No. 333-69864) on Form S-4 and quarterly report on Form 10-Q, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the notes and other governing documents impose restrictions on how LIFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict LIFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of LIFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of September 30, 2001.

Recent Developments

On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with attendant significant loss of life, property damage and economic disruption. As a result, air travel in the United States was suspended for several days, restrictions have been placed on United States air travel, airline costs such as aircraft insurance and aircraft security have increased and passenger demand for air travel has significantly declined. Consequently, the initial lessees, particularly those directly or indirectly serving the United States, are likely to incur higher costs and lower revenues, which would adversely impact their financial position. Any further material disruptions in the airline industry, including additional terrorist attacks or any military or economic responses by the United States may further increase airline costs and cause further declines in air travel demand.

These events may also affect the ability of airlines to obtain insurance. The unavailability of insurance could result in aircraft groundings. Any such actions may further impair a lessee's financial condition and ability to pay rent.

These conditions, particularly should they continue, may affect the lessees' ability to make rent and other lease payments, may impair the ability of LIFT to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. These factors could have an adverse effect on LIFT's ability to pay the notes on a timely basis and in full.

As of September 30, 2001, LIFT has repaid $14.4 million of principal on the notes, as compared to an estimate of $14.9 million that, based on revenue and expense assumptions found in LIFT's Offering Circular dated June 13, 2001 (the "Offering Circular"), was projected to have been repaid by September 30, 2001. For a more detailed analysis of LIFT's performance compared to the assumptions in the Offering Circular, see the unaudited cumulative to date analysis of the actual cash flows versus the assumed case included in the section "Analysis of Activity in the Collection Account during the Quarter."

Aircraft Novations

On August 3, 2001, a B737-700 aircraft that is currently leased to a lessee based in India was delivered to LIFT. The aircraft with respect to this lessee represents approximately 2.4% of the initial appraised value of the Initial Aircraft.

On August 9, 2001, a B737-400 aircraft that is currently leased to a lessee based in Indonesia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 1.4% of the initial appraised value of the Initial Aircraft.

On September 27, 2001, a B747-400 aircraft that is currently leased to a lessee based in Malaysia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 9.1% of the initial appraised value of the Initial Aircraft.

On October 1, 2001, a B767-300ER aircraft that is currently leased to a lessee based in Russia was delivered to LIFT. The aircraft with respect to this lessee represents approximately 5.5% of the initial appraised value of the Initial Aircraft.

On November 2, 2001, a B737-800 aircraft that is currently leased to a lessee based in Morocco was delivered to LIFT. The aircraft with respect to this lessee represents approximately 2.7% of the initial appraised value of the Initial Aircraft.

The Aircraft and Lessees

In October 2001, LIFT issued notices of default to a lessee based in Brazil after this lessee failed to make payments to LIFT. This lessee leases one B737-300 aircraft and one B737-500 aircraft, which represent a total of 4.2% of the initial appraised value of the Initial Aircraft.


II. Analysis of Activity in the Collections Account and Comparison of actual verses Expected Payment Results

LIFT makes payments on the notes monthly on the 15th of each month, beginning July 2001, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the "Cumulative to Date" comprises information from June 13, 2001 ("Inception") through September 17, 2001. The Offering Circular contains assumptions in respect of LIFT's future cash flows, expenses and expected payments results (the "Assumed Case"). The following report contains an analysis of the actual cash flows versus the Assumed Case for the Cumulative to Date.

                                                 Lease Investment Flight Trust
                                               Asset Backed Notes, Series 2001-1
                                             Actual Cash Flows versus Assumed Case
                                    Cumulative to Date - June 13, 2001 to September 17, 2001
                                                          (unaudited)


                                                Cumulative to Date                      As % of Assumed Gross Lease Revenue
                                     -----------------------------------------     ------------------------------------------
                                         Actual        Assumed       Variance            Actual        Assumed      Variance
                                         ------        -------     - ---------           ------        -------      --------
CASH COLLECTIONS
Gross Lease Revenue                     38,187,720    38,187,720            0            100.00%       100.00%         0.00%
- Rental resets                          1,379,237             0    1,379,237              3.61%         0.00%         3.61%
                                     -----------------------------------------     ------------------------------------------
Contracted lease rentals                39,566,957    38,187,720    1,379,237            103.61%       100.00%         3.61%

Movement in current arrears balance    (1,803,807)             0  (1,803,807)             -4.72%         0.00%        -4.72%
Less net stress related costs
- Bad debts                                      0     (314,589)      314,589              0.00%        -0.82%         0.82%
- AOG                                    (469,641)   (1,101,060)      631,419             -1.23%        -2.88%         1.65%
- Other leasing income                           0             0            0              0.00%         0.00%         0.00%
                                     -----------------------------------------     ------------------------------------------
Sub-total                                (469,641)   (1,415,649)      946,008             -1.23%        -3.71%         2.48%

Net lease revenues                      37,293,509    36,772,071      521,438             97.66%        96.29%         1.37%
                                     -----------------------------------------     ------------------------------------------

Investment income                          693,379     1,234,114    (540,735)              1.82%         3.23%        -1.42%

Maintenance receipts                     1,828,887                  1,828,887              4.79%         0.00%         4.79%
Maintenance disbursements                        0                          0              0.00%         0.00%         0.00%
                                     -----------------------------------------     ------------------------------------------
Net maintenance                          1,828,887             0    1,828,887              4.79%         0.00%         4.79%

                                     -----------------------------------------     ------------------------------------------
          Total cash collections        39,815,775    38,006,185    1,809,590            104.26%        99.52%         4.74%
                                     -----------------------------------------     ------------------------------------------

CASH EXPENSES
Aircraft operating expenses               (26,493)   (1,101,060)    1,074,567             -0.07%        -2.88%         2.81%

SG&A expenses
Aircraft servicer fees                   (989,876)   (1,054,010)       64,134             -2.59%        -2.76%         0.17%
Other                                    (183,827)     (525,000)      341,173             -0.48%        -2.88%         0.89%
                                     -----------------------------------------     ------------------------------------------
Sub-total                              (1,173,703)   (1,579,010)      405,307             -3.07%        -4.13%         1.06%

                                     -----------------------------------------     ------------------------------------------
          Total cash expenses          (1,200,196)   (2,680,070)    1,479,874             -3.14%        -7.02%         3.88%
                                     -----------------------------------------     ------------------------------------------

NET CASH COLLECTIONS
Total cash collections                  39,815,775    38,006,185    1,809,590            104.26%        99.52%         4.74%
Total cash expenses                    (1,200,196)   (2,680,070)    1,479,874             -3.14%        -7.02%         3.88%
Movement in expense account            (3,013,765)             0  (3,013,765)             -7.89%         0.00%        -7.89%
Interest payments                     (15,470,352)  (20,878,677)    5,408,325            -40.51%       -54.67%        14.16%
Swap receipts (payments)               (5,744,530)       418,775  (6,163,305)            -15.04%         1.10%       -16.14%

                                     -----------------------------------------     ------------------------------------------
          Total                         14,386,932    14,866,213    (479,281)             37.67%        38.93%        -1.26%
                                     -----------------------------------------     ------------------------------------------

Principal payments
A1                                               0             0            0              0.00%         0.00%         0.00%
A2                                               0             0            0              0.00%         0.00%         0.00%
A3                                    (12,741,162)  (13,135,050)      393,888            -33.36%       -34.40%         1.03%
B1                                       (690,533)     (726,362)       35,829             -1.81%        -1.90%         0.09%
B2                                       (955,237)   (1,004,801)       49,564             -2.50%        -2.63%         0.13%
C1                                               0             0            0              0.00%         0.00%         0.00%
C2                                               0             0            0              0.00%         0.00%         0.00%
D1                                               0             0            0              0.00%         0.00%         0.00%
D2                                               0             0            0              0.00%         0.00%         0.00%
                                     -----------------------------------------     ------------------------------------------
          Total                       (14,386,932)  (14,866,213)      479,281            -37.67%       -38.93%         1.26%
                                     -----------------------------------------     ------------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case report provided above.

Gross lease revenue. Gross lease revenue refers to gross revenue based on the assumptions in the Offering Circular.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when the lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, or timing differences between the Assumed Case and the actual rent payment due dates.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case Gross lease revenue less adjustments for Rental resets.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs are a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case Gross lease revenue and the interest on the Gross lease revenue.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case Gross lease revenue lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals are contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Investment income. Interest earned mainly relates to interest received on cash balances held in the collection, expense, and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $83 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft operating expenses. Aircraft operating expenses include all operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services, Limited, in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers, including the administrative agent, capital markets advisor, financial advisor, legal advisors, auditors, rating agencies and the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred into or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on LIFT's outstanding classes of notes issued on June 26, 2001.

Swap receipts (payments). According to the terms of the interest rate swap agreement, LIFT pays a fixed rate of interest on the notional amount of the swap to the counterparty and in turn the counterparty pays LIFT a rate of interest on the notional amount based on one-month LIBOR, which results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The  following  tables  set  forth  details  of the 39  Initial  Aircraft  as of
September 30, 2001. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to September 30, 2001.


The following table identifies the 39 aircraft by type of aircraft.

                                                             % of Portfolio by
                     Type of     Number of                 Appraised Value as of
Manufacturer        Aircraft     Aircraft     Body Type      December 31, 2000
------------        --------     --------     ---------      -----------------
Boeing              B767-300ER       5        Widebody               26.5 %
                    B737-300        10        Narrowbody             18.8
                    B747-400         1        Widebody                9.1
                    B737-800         3        Narrowbody              8.4
                    B737-700         2        Narrowbody              4.6
                    B737-400         2        Narrowbody              2.9
                    B737-500         1        Narrowbody              1.7
Airbus              A320-200         4        Narrowbody             11.0
McDonnell Douglas   MD-82            9        Narrowbody             11.0
                    MD-11F           1        Freighter               4.8
                    MD-83            1        Narrowbody              1.2
                                    --                             ------

Total                               39                              100.0 %

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

The following table identifies the countries in which the lessees of the 39 aircraft are based, calculated as of September 30, 2001.

                                                             % of Portfolio by
                                              Number of    Appraised Value as of
Country                                       Aircraft       December 31, 2000
-------                                       --------       -----------------
United Kingdom...............................     4                   12.3  %
Canada.......................................     2                   11.1
China........................................     5                    9.2
Malaysia.....................................     1                    9.1
Spain........................................     6                    8.6
United States................................     3                    6.4
South Korea..................................     2                    6.3
France.......................................     3                    6.1
Brazil.......................................     3                    5.9
Turkey.......................................     2                    5.6
Russia.......................................     1                    5.5
Italy........................................     1                    2.9
Morocco......................................     1                    2.7
India........................................     1                    2.4
Portugal.....................................     1                    2.0
Tunisia......................................     1                    1.5
Indonesia....................................     1                    1.4
Off-Lease....................................     1                    1.0
                                                 --                 ------

Total........................................    39                  100.0  %


The following table identifies the regions in which the 39 aircraft are based, calculated as of September 30, 2001.

                                                             % of Portfolio by
                                               Number of   Appraised Value as of
Region                                         Aircraft      December 31, 2000
------                                         --------      -----------------
Developed Markets
     Europe...................................    15                  31.9  %
     North America............................     5                  17.4
Emerging Markets
     Asia.....................................    10                  28.4
     Africa, Europe & Other ..................     5                  15.3
     Latin America............................     3                   5.9
Off-lease.....................................     1                   1.1
                                                  --                ------

Total.........................................    39                 100.0  %

The following table identifies the lessees of the 39 aircraft, calculated as of September 30, 2001.

                                                             % of Portfolio by
                                              Number of    Appraised Value as of
Lessee                                        Aircraft       December 31, 2000
------                                        --------       -----------------
Air Canada Capital Ltd......................      2                   11.1  %
China Eastern Airlines. ....................      5                    9.2
Malaysian Airline System Berhad.............      1                    9.1
Societe Air France..........................      3                    6.1
Spanair S.A.................................      5                    6.0
Air 2000 Limited............................      1                    5.7
Pegasus Hava Tasimaciligi A.S...............      2                    5.6
Aeroflot - Russian Internatilna Airlines....      1                    5.5
Korean Airlines.............................      1                    4.8
Go Fly Limited..............................      2                    4.4
American Airlines...........................      1                    4.2
VARIG S.A...................................      2                    4.2
Volare Airelines SpA........................      1                    2.9
Royal Air Maroc.............................      1                    2.7
Iberworld Airlines, S.A.....................      1                    2.6
Jet Airways.................................      1                    2.3
easyJet Airline Co. Ltd.....................      1                    2.2
SATA-Air Acores.............................      1                    2.0
Rio Sul, Servicos Aereso Regionais S.A......      1                    1.7
Nouvelair Tunisie...........................      1                    1.5
Asiana Airlines.............................      1                    1.5
P.T. Garuda Indonesia.......................      1                    1.4
Delta Air Lines.............................      1                    1.1
America West Airlines, Inc. ................      1                    1.1
Off-Lease...................................      1                    1.1
                                                 --                 ------

Total.......................................     39                 100.0%

Total Number of Lessees: 24


The following table identifies the aircraft by year of aircraft manufacture. The
weighted   average  age  of  the  39  aircraft  as  of  September  30,  2001  is approximately 4.7 years.

                                                             % of Portfolio by
                                              Number of    Appraised Value as of
Year of Manufacture                           Aircraft       December 31, 2000
-------------------                           --------       -----------------
1986.......................................       1                    1.1  %
1987.......................................       4                    4.4
1988.......................................       1                    1.2
1989.......................................       3                    4.1
1990.......................................       4                    5.0
1992.......................................       1                    4.8
1993.......................................       1                    1.5
1994.......................................       1                    4.2
1997.......................................       2                    3.7
1998.......................................       7                   22.1
1999.......................................      11                   36.4
2000.......................................       3                   11.5
                                                 --                 ------

Total......................................      39                  100.0  %

Further particulars of the 39 aircraft, as of September 30, 2001 are contained in the table below:

                                                                                                       Appraised
                                                                                                      Value as of
          Country in which                       Aircraft         Engine       Serial     Date of    December 31,    % of
Region    Aircraft is Based       Lessee           Type            Type          No.    Manufacture      2000        Total
------    -----------------       ------           ----            ----          --     -----------      ----        -----
Europe (Developed)                                                                                      ($000)
         United Kingdom     Air 2000           B767-300ER     CF6-80C2-B7F       29618     5/00     $    88,898      5.7  %
         France             Air France         B737-300       CFM56-3C1          28672     1/98          31,697      2.0
         France             Air France         B737-300       CFM56-3C1          28673     2/98          31,347      2.0
         France             Air France         B737-300       CFM56-3C1          28569     2/98          31,598      2.0
         United Kingdom     easyJet Airline    B737-300       CFM56-3CI          29338     7/99          33,857      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28602     8/99          34,140      2.2
         United Kingdom     Go Fly Limited     B737-300       CFM56-3C1          28606    10/99          34,297      2.2
         Spain              Iberworld          A320-200       CFM56-5B4            879    12/98          40,486      2.6
         Portugal           SATA-              B737-300       CFM56-3C1          28570     3/98          31,577      2.0
                                 AIR Acores
         Spain              Spanair            MD82           JT8D-217A          49501    10/87          17,493      1.1
         Spain              Spanair            MD82           JT8D-217A          49509     8/89          19,057      1.2
         Spain              Spanair            MD82           JT8D-217A          49519    12/90          20,317      1.3
         Spain              Spanair            MD83           JT8D-219           49578     3/88          18,777      1.2
         Spain              Spanair            MD82           JT8D-217A          49507    10/87          17,133      1.1
         Italy              Volare             A320-200       CFM56-5B4           1152     2/00          44,325      2.9
North America (Developed)
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30108    11/99          86,253      5.6
         Canada             Air Canada         B767-300ER     CF6-80C2-B6F       30112     9/99          85,323      5.5
         United States      America West       B737-300       CFM56-3B2          23384     8/87          16,823      1.1
         United States      American           B767-300ER     PW4060             26208     9/94          65,467      4.2
                            Airlines
         United States      Delta Air Lines    B737-3300      CFM56-3B2          23376    11/86          16,847      1.1
Asia (Emerging)
         South Korea        Asiana Airlines    B737-400       CFM56-3C1          24469     7/89          22,603      1.5
         China              China Eastern      MD82           JT8D-217A          49513     4/90          19,040      1.2
         China              China Eastern      MD82           JT8D-217A          49515    10/90          19,278      1.2
         China              China Eastern      MD82           JT8D-217A          49511     3/90          19,170      1.2
         China              China Eastern      A320-200       CFM56-5B4           1093    10/99          42,573      2.8
         China              China Eastern      A320-200       CFM56-5B4           1108    11/99          42,713      2.8
         Indonesia          Garuda Indonesia   B737-400       CFM56-3C1          24512     9/89          22,090      1.4
         India              Jet Airways        B737-700       CFM56-7B24         28609    11/99          36,413      2.4
         South Korea        Korean Airlines    MD11F          PW4460             48523     9/92          75,000      4.8
         Malaysia           Malaysian          B747-400       PW4056             28427     3/98         141,867      9.2
                            Airlines System
Africa, Europe & Other (Emerging)
         Russia             Aeroflot           B767-300ER     CF6-80C2-B7F       30110    12/99          85,103      5.5
         Tunisia            Nouvelair Tunisie  MD82           JT8D-217C          53147     8/93          22,773      1.5
         Turkey             Pegasus            B737-800       CFM56-7B26         28591     4/99          42,427      2.7
         Turkey             Pegasus            B737-800       CFM56-7B26         28628     6/00          45,066      2.9
         Morocco            Royal Air Maroc    B737-800       CFM56-7B26         28592     5/99          42,443      2.7
Latin America (Emerging)
         Brazil             Rio Sul            B737-500       CFM56-3C1          28565    11/97          26,477      1.7
         Brazil             Varig              B737-300       CFM56-3C1          28671    11/97          30,183      2.0
         Brazil             Varig              B737-700       CFM56-7B24         28584    12/98          34,323      2.2
Off-Lease                                      MD82           JT8D-217A          49419     8/87          16,237      1.1
                                                                                                    -----------      ---

Total                                                                                               $ 1,551,491      100  %


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



Aircraft on Ground

As of September 30, 2001 an MD82 aircraft with manufacture serial number 49419 was on the ground. This aircraft is being remarketed for lease.





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